Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(30,678,810)
Unrealized Gain (Loss) on Market Value of Futures	(1,905,790)
Dividend Income	3,739
Interest Income	5,739
ETF Transaction Fees	3,150
Total Income (Loss)	$(32,571,972)

Expenses
General Partner Management Fees	$231,290
Professional Fees	17,869
Brokerage Commissions	52,464
Directors' Fees and insurance	2,651
SEC & FINRA Registration Expense	20,820
Total Expenses	325,094
Expense Waiver	(47,545)
Net Expenses	$277,549
Net Income (Loss)	$(32,849,521)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/20	$405,623,817
Additions (1,700,000 Shares)	18,767,813
Withdrawals (3,250,000 Shares)	(34,178,867)
Net Income (Loss)	(32,849,521)

Net Asset Value End of Month	$357,363,242
Net Asset Value Per Share (33,400,000 Shares)	$10.70

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596